Exhibit 10.9
THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THESECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT ON THE OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR SUCH OTHER EVIDENCE THAT THE TRANSFER IS NOT IN VIOLATION OF THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS.

EPSI BENEFITS, INC.

CONVERTIBLE DEBENTURE

$1,357,407.00

DATE: July 25, 2001

EPSI Benefits, Inc., a corporation duly organized and existing under the laws of the State of Texas (“EBI”), for value received, hereby promises to pay to BNL
Equity Corporation (“BNLE”), or its permitted registered assigns, the principal sum of One Million Three Hundred Fifty Seven Thousand, Four Hundred Seven Dollars in lawful money of the United States of America (U.S.$1,357,407.00) in accordance with the provisions hereof, and to pay interest on outstanding principal from July 25, 2001. Monthly interest payments shall be payable monthly on the fifteenth day of each month, the first payment being due September 15, 2001. Monthly principal payments of $16,666.67 each shall be due beginning on September 15, 2008, and continuing on the fifteenth (15th) day of each month thereafter up to and including August 15, 2014 and $13,117.25 shall be due on the fifteenth (15th) day of September, 2014 and each month thereafter up to and including August 15, 2015, when all outstanding principal and interest outstanding hereunder shall be due and payable. Interest shall accrue on the outstanding principal amount hereunder at the rate of 14.00% per annum from the date of issuance through and including August 15, 2015, until the principal hereof is paid in full or made available for payment.

Principal of and interest on this Debenture is payable by check at the office of BNLE at such address as BNLE shall indicate in writing to EBI.

Conversion. At any time, BNLE may elect to immediately convert all or a portion of the principal amount of this Debenture into common stock of EBI on the following basis:

BNLE shall receive 1 share of $1.00 par value EBI common stock for each $2,661.5823 of principal amount of this Debenture converted into common stock.

Notwithstanding anything herein to the contrary, BNLE’s right to convert the principal amount of this Debenture and/or collect the then remaining outstanding principal balance of this Debenture shall automatically terminate and be of no further force or effect in the event BNLE exercises its right to foreclose on stock in EBI owned by Lyndon A. Smith (“Smith”) and Sally A. Dwyer (“Dwyer”) pursuant to the terms and conditions of a Security Agreement (Pledge) by and among BNLE, EBI Smith and Dwyer of even date herewith.

Repurchase Upon a Change of Control. If at any time a Change of Control (as defined below) has occurred, EBI shall, at the express request of BNLE, redeem this Debenture at 100% of the outstanding principal hereof plus accrued and unpaid interest. For purposes hereof, “Change of Control” shall mean (i) any voluntary merger or consolidation of EBI with or into any person or entity or any voluntary sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of EBI in one transaction or a series of related transactions or any other transaction or series of related transactions, if, in each case, immediately after giving effect to such transaction(s), any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of EBI entitled to vote in the election of Directors of EBI, or (ii) any changes in the Directors of EBI as a result of which individuals approved by BNLE cease to constitute a majority of the Board of Directors of EBI.

Notices. Any notice, demand, payment or other communication which may or is required to be given pursuant to this Debenture (collectively referred to as “notices”) shall be in writing and shall be sufficiently given or made if delivered by courier, or (except in the case of an actual or pending disruption of postal service) mailed by prepaid registered mail or transmitted by telecopier and shall be addressed to:

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If to EBI:

Lyndon Smith

EPSI Benefits, Inc.

2180 North Loop West, Suite 400

Houston, Texas 77018

Fax: (713) 932-1162

If to BNLE:

BNL Equity Corporation

Barry N. Shamas

2100 W. William Cannon, Suite L

Austin, TX 78745

Fax: (512) 692-5047

Any such notices shall be conclusively deemed to have been given or made on the day upon which same is delivered or, if sent by prepaid registered mail, on the third business day following the date of mailing or, if transmitted by telecopier, when electronic indication of receipt is received, provided that a copy of each such telecopied notices be delivered by first class mail, postage prepaid within three (3) days following receipt of such telecopied notices. Notice of any change of address or telecopier number may be given at any time in the aforementioned manner.

Amendments and Waivers. Any terms of this Debenture may be amended and the observance of any term of this Debenture may be waived (either generally or in a particular instance and either retroactively or prospectively) upon the mutual written consent of EBI and BNLE, or its permitted registered assign, as the case maybe. Any amendment or waiver effected in accordance herewith shall be binding upon BNLE, or its permitted registered assign, as the case may be, and any future holder of this Debenture. For purposes of this Debenture, only affiliates of BNLE shall be permitted assigns.

Miscellaneous. If any payment hereunder is required to be made on a day on which commercial banks in the State of Texas are authorized by law to close, such payment date shall be extended to the next succeeding business day, and interest shall be payable at the rate herein specified during such extension.

Upon payment of the last amount of principal of and interest on this Debenture, the holder of this Debenture shall immediately return this Debenture to EBI for cancellation.

Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other notices of any kind are hereby expressly waived.

Paragraph headings contained in this Debenture are for reference purposes only and shall not affect in any way the meaning of interpretation of the provisions hereof.

THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS.

This Debenture is executed and delivered pursuant to the Loan Agreement of even date herewith and the provisions of the Loan Agreement shall govern in the event of any conflict between the terms hereof and the Loan Agreement.

IN WITNESS WHEREOF, this Debenture has been duly executed and delivered by a duly authorized officer of EBI on the date set forth below.

Dated: July 25, 2001

EPSI BENEFITS, INC.

             /s/ Lyndon Smith
By: _______________________

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